Exhibit 99.2

Yan Chuang Group Inc.

*Corporate Code of Ethics and Business Conduct*

Adopted: June 4, 2025

1. Introduction

Yan Chuang Group Inc. ("Company"), a Nevada-based fintech software development corporation, is committed to integrity, transparency, and accountability in all business operations. This Code of Ethics ("Code") establishes guidelines for ethical conduct for all directors, officers, employees, and contractors. The Code aligns with industry best practices, SEC/NASDAQ IPO requirements (including Rule 10A-3 of the Securities Exchange Act), Nevada corporate law, and federal regulations (e.g., GLBA, Dodd-Frank, SOX). The Board of Directors ("Board") retains flexibility to interpret, waive, or amend provisions as necessary, subject to legal disclosure obligations.

2. Core Principles

All personnel must uphold:

- *Integrity*: Act honestly, ethically, and fairly.

- *Compliance*: Adhere to laws, regulations, and internal policies.

- *Accountability*: Take ownership of decisions and their consequences.

- *Confidentiality*: Protect sensitive data (client, employee, and proprietary).

- *Responsibility*: Prioritize security, privacy, and societal impact of fintech solutions.

3. Key Policies

3.1. Conflicts of Interest

- Avoid situations where personal interests conflict with Company duties.

- Disclose potential conflicts (e.g., external business ties, investments in competitors) to the Board or Ethics Committee.

- Flexibility Provision: The Board may approve permissible conflicts if full disclosure is made and safeguards are implemented.

3.2. Financial Integrity & Regulatory Compliance

- Ensure accurate financial reporting per GAAP and SOX requirements.

- Comply with all fintech regulations (e.g., anti-money laundering, data privacy under GLBA/CCPA).

- Prohibit insider trading; adhere to SEC Rule 10b5-1 for trading plans.

3.3. Data Security & Privacy

- Implement industry-standard safeguards (e.g., encryption, access controls) for financial data.

- Disclose data breaches promptly per regulatory requirements.

3.4. Fair Competition & Anti-Bribery

- Compete fairly; prohibit market manipulation or antitrust violations.

- Strictly forbid bribes/kickbacks per the FCPA and UK Bribery Act.

3.5. Corporate Opportunities & Assets

- Do not exploit Company assets, information, or opportunities for personal gain.

- Use Company resources (e.g., software, IP) responsibly.

3.6. Diversity, Equity, and Inclusion

- Foster a respectful workplace free from discrimination/harassment (per Title VII).

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4. Governance & Flexibility

- Board Authority: The Board may grant waivers for executives/directors if justified and legally disclosed (e.g., Form 8-K for SEC/NASDAQ).

-Ethics Committee: The Board may appoint a committee to oversee Code enforcement, investigations, and updates.

- Interpretation: Management may adapt policies to evolving business needs, provided core principles and legal requirements are met.

5. Reporting & Enforcement

- Reporting Channels: Anonymously report violations via written letter or email to the Ethics Committee.

- Non-Retaliation: No retaliation against good-faith reporters (per SOX §301/Dodd-Frank).

- Violations: May result in disciplinary action (e.g., termination, fines) or legal referral.

6. IPO & NASDAQ Compliance

- Audit Committee: The Board may appoint an Audit Committee composed of independent directors (per NASDAQ Rule 5605), responsible for financial oversight.

- Public Access: This Code will be publicly filed with the SEC and posted on the Company website (per NASDAQ Rule 5610).

- Annual Certification: Directors/officers certify compliance annually (per SEC Item 406).

7. Amendments

The Board may amend this Code to reflect regulatory changes, industry norms, or business objectives. Amendments require majority Board approval and timely disclosure.

8. Acknowledgment

All personnel must sign an acknowledgment form confirming understanding of and adherence to this Code.

Approved by the Board of Directors of Yan Chuang Group Inc.

June 4th, 2025

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*Implementation Notes*

1. *Training*: Annual ethics training for employees, with specialized modules for fintech compliance.

2. *Flexibility Tools*:

- The Board may issue "interpretive guidelines" for novel situations (e.g., emerging tech ethics).

- Waivers require documented rationale and public disclosure if material.

3. *SEC/NASDAQ Alignment*:

- Audit Committee will review conflicts and financial practices per SOX §404.

- Code violations affecting financials will be disclosed per Item 5.05 of Form 8-K.

4. *Scalability*: Policies adapt to Company growth (e.g., international expansion triggers FCPA/GDPR enhancements).

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